UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 10, 2015
(Date of earliest event reported)
Qorvo, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36801	46-5288992
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

7628 Thorndike Road, Greensboro, North Carolina 27409-9421
and
2300 N.E. Brookwood Parkway, Hillsboro, Oregon 97124
(Address of principal executive offices)
(Zip Code)

(336) 664-1233 and (503) 615-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
(a), (b)
Qorvo, Inc. (“Qorvo”) held its Annual Meeting of Stockholders on August 10, 2015. Qorvo stockholders (i) elected each of the director nominees, (ii) approved, on an advisory basis, the compensation of Qorvo’s named executive officers, (iii) approved a frequency of one year for holding future advisory votes on the compensation of Qorvo’s named executive officers, and (iv) ratified the appointment of KPMG LLP as Qorvo’s independent registered public accounting firm for the fiscal year ending April 2, 2016.
The final voting results with respect to each of the four proposals are set forth below.
Proposal 1. To elect the ten directors named in Qorvo’s proxy statement to serve a one-year term and until their respective successors are duly elected and qualified or until their death, resignation or removal.

Nominee	Voted For	Withheld	Broker Non-Votes
Ralph G. Quinsey	115,405,608	894,579	19,323,968
Robert A. Bruggeworth	115,290,795	1,009,392	19,323,968
Daniel A. DiLeo	115,596,538	703,649	19,323,968
Jeffery R. Gardner	115,253,833	1,046,354	19,323,968
Charles Scott Gibson	114,829,600	1,470,587	19,323,968
John R. Harding	115,600,547	699,640	19,323,968
David H.Y. Ho	115,583,084	717,103	19,323,968
Roderick D. Nelson	115,614,097	686,090	19,323,968
Dr. Walden C. Rhines	115,242,508	1,057,679	19,323,968
Walter H. Wilkinson, Jr.	109,340,866	6,959,321	19,323,968

Proposal 2. To approve, on an advisory basis, the compensation of Qorvo’s named executive officers.

For	Against	Abstain	Broker Non-Votes
115,135,193	825,749	339,245	19,323,968

Proposal 3. To vote, on an advisory basis, on the frequency of future advisory votes on the compensation of Qorvo’s named executive officers.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
86,664,202	106,542	29,087,079	442,364	19,323,968
Qorvo has determined that it will include an advisory vote on the compensation of Qorvo’s named executive officers in its proxy materials for each annual meeting of stockholders until the next advisory vote on the frequency of future advisory votes on the compensation of Qorvo’s named executive officers, which will occur no later than Qorvo’s 2021 Annual Meeting of Stockholders.

Proposal 4. To ratify the appointment of KPMG LLP as Qorvo’s independent registered public accounting firm for the fiscal year ending April 2, 2016.

For	Against	Abstain
134,912,057	330,956	381,142

Item 8.01. Other Events.

On August 11, 2015, Qorvo issued a press release announcing that it has completed its $200 million share repurchase program authorized by its Board of Directors in February 2015. Under the February 2015 share repurchase program, Qorvo repurchased approximately 3.1 million shares of common stock at an average price of $63.80 per share. Qorvo also announced that its Board of Directors has authorized a new share repurchase program to repurchase up to $400 million of Qorvo's common stock. Repurchases may be made at management’s discretion from time to time on the open market or in privately negotiated transactions, and the program may be discontinued at any time. A copy of the press release is attached as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated August 11, 2015

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Qorvo, Inc.

	By:	/s/ Steven J. Buhaly
Steven J. Buhaly
Chief Financial Officer and Secretary

Date: August 14, 2015

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated August 11, 2015